Exhibit 99.1

FOR IMMEDIATE RELEASE:

For further information, please contact:	Investor Contact:
Nancy Udell, S.V.P., PR & Advertising	Tom Severson, S.V.P. & Chief Financial Officer
(561) 682-4195	(561) 682-4115
Holly Policy, Publicist	Cheryl Scully, Treasurer and V.P. Investor Relations
(561) 682-4210	(561) 682-4211 phone, (561) 659-3689 fax

PAXSON COMMUNICATIONS CORPORATION ANNOUNCES OFFERING OF
$365 MILLION SENIOR SECURED FLOATING RATE NOTES TO REFINANCE
EXISTING SENIOR CREDIT FACILITY

(West Palm Beach, FL –December 10, 2003) – Paxson Communications Corporation (AMEX — PAX) (the “Company”) announced today that it has commenced a private offering of senior secured floating rate notes (the “senior secured notes”). The senior secured notes are redeemable at any time, will mature in January 2010 and are expected to generate gross proceeds of $365 million. Proceeds of the offering will be used to repay in full the outstanding indebtedness under the Company’s existing senior credit facility, to pre-fund letters of credit supported by the revolving credit portion of Company’s existing senior credit facility, to pay fees and expenses incurred in connection with the proposed transaction and for general corporate purposes. The Company expects to issue the senior secured notes in January 2004, subject to market conditions.

The offering of senior secured notes will not be registered under the Securities Act of 1933, as amended, and the senior secured notes will be offered and sold only to “Qualified Institutional Buyers” (as defined under Rule 144A under the Securities Act) and outside of the United States in accordance with Regulation S under the Securities Act. The senior secured notes may not be offered or sold in the United States absent registration or an applicable exemption from registration. This press release shall not constitute an offer to sell or the solicitation of an offer to purchase the senior secured notes.

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PAXSON SENIOR SECURED NOTES/Page 2

About Paxson Communications Corporation:

Paxson Communications Corporation owns and operates the nation’s largest broadcast television distribution system and the PAX TV television network. PAX TV reaches 88% of U.S. television households via nationwide broadcast television, cable and satellite distribution systems. PAX TV’s 2003 fall season features all new episodes of returning original drama series, including “Doc,” starring recording artist Billy Ray Cyrus and “Sue Thomas: F.B.Eye,” starring Deanne Bray. Other original PAX TV series include “It’s A Miracle” with new host, Roma Downey, “Candid Camera,” with hosts Peter Funt and Dina Eastwood and “Animal Tails,” with Mark Curry. For more information, visit PAX TV’s website at www.pax.tv.

This press release contains forward-looking statements that involve risks and uncertainties. All statements herein that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including the expected issuance date of the senior secured floating rate notes, are generally forward-looking statements.

Whether actual results, events and developments will conform with the Company’s expectations is subject to a number of risks and uncertainties and important factors, many of which are beyond the control of the Company. Among the risks and uncertainties which could cause the Company’s actual results to differ from those contemplated by its forward-looking statements are the risk that the Company may not be able to successfully develop its television operations to the point where these operations generate sufficient cash flow to enable the Company to meet its financial obligations, including the financial covenants under its senior credit facility; the restrictions on the Company’s ability to pursue strategic alternatives arising under the Company’s agreements with NBC; the Company’s high level of indebtedness and redeemable preferred stock and significant debt service requirements; the effects of government regulations and changes in the laws affecting the Company’s business; industry and economic conditions; and the risks and uncertainties identified in the Company’s periodic reports filed with the Securities and Exchange Commission. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the results, events or developments referenced herein will occur or be realized.

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